UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2020

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Amendment

On December 29, 2020, Marrone Bio Innovations, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its previously outstanding warrant to purchase 5,333,333 shares of the Company’s Common Stock (the “Warrant”) issued to Van Herk Investments B.V. (“Van Herk”) on February 5, 2018.

Pursuant to the Amendment, in exchange for Van Herk’s agreement to exercise the Warrant on December 29, 2020 with respect to 1,777,778 shares at the Warrant’s exercise price of $0.96 per share, the Company has agreed to partially extend the Warrant’s expiration date by allowing Van Herk to exercise 1,777,778 of the subject shares at $1.00 per share by March 25, 2021 (“Second Tranche Expiration Date”) and the remaining 1,777,777 shares at $1.04 per share by December 15, 2021 (“Third Tranche Expiration Date”).

Also pursuant to the Amendment, the Warrant will be exercisable only in cash, and the exercise price will no longer be subject to price-based anti-dilution adjustments. Further, Van Herk has agreed to market stand-off provisions providing that for six weeks following the date of the Amendment, the Second Tranche Expiration Date, and the Third Tranche Expiration Date, or any other date on which Van Herk exercises the Warrant, it will not sell or otherwise dispose of shares of the Company’s common stock that it beneficially owns in specified transactions without the Company’s prior consent.

The Amendment, the form of the Warrant originally issued to Van Herk, and a press release issued by the Company regarding the Amendment are filed herewith as Exhibits 4.1, 4.2, and 99.1, respectively, and are incorporated herein by reference, and the foregoing descriptions are qualified in their entirety by the terms of the Amendment and the Warrant.

Item 8.01 Other Events.

Update on Warrant Exercises and Outstanding Shares

The Company reports that it has received net proceeds of $38.1 million from warrant exercises in 2019 and 2020 together, including $11.5 million from exercises in the fourth quarter of the year ended December 31, 2020. As of December 31, 2020, the Company had 167,478,301 million shares of Common Stock outstanding and warrants to purchase 14,535,231 million shares of Common Stock outstanding with a weighted average exercise price of $0.84 per share, with 14,303,252 million of the outstanding warrants expiring by the end of 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment to the Van Herk Warrant, by and among, Marrone Bio Innovations, Inc., Ospraie Ag Science LLC, and Van Herk Investments B.V., dated December 29, 2020.
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on December 18, 2017).
99.1	Press Release of Marrone Bio Innovations, Inc., dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: January 5, 2021	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary